Exhibit 10.13

Pursuant to 17 CFR 229.601, certain identified information marked “[***]” has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (the “First Amendment”) is made and entered into as of April 6, 2021, (the “Effective Date”), by and between ALIBABA GROUP (U.S.) INC., a Delaware corporation (“Sublessor”) and OOMA, INC., a Delaware corporation (“Sublessee”).

RECITALS

A.

Pursuant to that certain Sublease dated August 6, 2019 (the “Existing Sublease”) by and between Sublessor and Sublessee, Sublessor leases to Sublessee, and Sublessee leases from Sublessor, office space consisting of the entirety of the second (2nd) floor of the Building containing approximately 33,407 rentable square feet of space, as more particularly identified and described in the Existing Sublease (the “Sublease Premises”).

B.

The Existing Sublease by its terms expires on January 31, 2022 (“Prior Expiration Date”), and the parties wish to extend the Term of the Sublease on the terms and conditions of this First Amendment.  The Existing Sublease as amended by this First Amendment is herein referred to as the “Sublease”.

C.

Sublessor, as Licensor, and Sublessee, as Licensee, also are parties to a License Agreement dated September 13, 2019 (“License Agreement”), and to a Consent to Sublease Agreement and License Agreement dated October 24, 2019 (“Sublease Consent”).

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby amend the Existing Sublease as follows:

1.

Extension.  The Term of the Existing Sublease is hereby extended through March 15, 2029 (“Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Sublease.  That portion of the Term commencing the day immediately following the Prior Expiration Date (“Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.  On the Effective Date of this First Amendment, (i) the defined term “Term” as used in the Existing Sublease shall mean the Term as extended through the Extended Expiration Date and (ii) the defined term “Expiration Date” as used in the Existing Sublease shall mean the Extended Expiration Date.

2.

Base Rent.  Prior to the Extension Date, Sublessee shall continue to pay Base Rent in accordance with Section 4(a) of the Existing Sublease.  From and after the Extension Date, the Base Rent payable with respect to the Sublease Premises during the Extended Term shall be as follows:

[***]

Base Rent shall be paid in advance on the first day of each month of the Extended Term, and otherwise in accordance with Section 4(a) of the Existing Sublease.

3.

Additional Rent.  During the Extended Term, Sublessee’s share of Additional Rent shall remain the same and Sublessee shall pay such Additional Rent in accordance with Section 4(b) of the Existing Sublease.

4.

Security Deposit. Sublessor is currently holding a Security Deposit from Sublessee in an amount equal to One Hundred Eighty Thousand Six Hundred Forty-Eight and 35/100ths Dollars ($180,648.35).  Concurrently with its execution of this First Amendment and as a condition to the effectiveness of this First Amendment, Sublessee shall deposit with Sublessor an additional [***], so that the total amount of the Security Deposit held by Sublessor shall equal [***].  The provisions of Paragraph 5 of the Existing Sublease shall continue to apply to the Security Deposit as so increased.

5.

No Improvements to Sublease Premises.  Sublessee acknowledges and agrees that the Sublease Premises are subleased for the Extended Term in their current, broom clean condition, “as is” and “with all faults”, without any agreements, representations, understandings or obligations on the part of Sublessor to perform any alterations, repairs or improvements.  Sublessee further acknowledges that Sublessor has never occupied the Sublease Premises, that Sublessee has occupied the Sublease Premises under both the Existing Sublease and the Prior Sublease, and that Sublessee is relying solely on its own knowledge of the Sublease Premises in determining the suitability thereof for Sublessee’s use.

6.

No Option to Extend or Renew.  Sublessee shall have no right or option to extend or renew the Sublease beyond the Extended Term.  Paragraph 3.B of the Existing Sublease is hereby deleted and shall be of no further force or effect.

7.

Extension of License Agreement.  The License Agreement shall continue in effect during the Extended Term, subject to earlier termination if this Sublease terminates or as otherwise provided in the License Agreement.

8.	Miscellaneous.
(a)

Entire Agreement.  This First Amendment and the attached exhibits, which are hereby incorporated into and made a part of this First Amendment, together with the Existing Sublease and License Agreement, as amended by this First Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.  This First Amendment shall be binding upon and shall inure to the benefit of Sublessor and Sublessee and their respective legal representatives, successors and assigns. There have been no additional oral or written representations or agreements between the parties.  Under no circumstances shall Sublessee be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to Sublessor in connection with entering into the Master Lease, unless specifically set forth in the Existing Sublease or this First Amendment.

(b)

Effect on Existing Sublease.  Except as herein modified or amended, or modified or amended by the Consent to Amendment (as defined below), the provisions, conditions and terms of the Existing Sublease shall remain unchanged and in full force and effect during the Extended Term.

(c)	Inconsistency. In the case of any inconsistency between the provisions of the Existing Sublease and this First Amendment, the provisions of this First Amendment shall govern and control.
(d)

Consent to Amendment.  This First Amendment is entered into with the express understanding that Master Lessor must grant its consent to this First Amendment (the “Consent to Amendment”) as a condition precedent to the amendment of the Sublease, including the extension of the Existing Sublease and the License Agreement for the Extended Term.  Sublessee and Sublessor shall provide all data reasonably requested by Master Lessor in connection with efforts to procure the Consent to Amendment.  If Master Lessor does not enter into a Consent to Amendment in a form reasonably acceptable to Sublessor and Sublessee within ninety (90) days after the full execution and delivery of this First Amendment by Sublessor and Sublessee, either Sublessor or Sublessee may terminate this First Amendment upon not less than ten (10) days written notice to the other, in which case such termination shall occur unless Master Lessor executes such a Consent to Amendment within the ten (10) day period.  The termination of this First Amendment shall relieve Sublessor and Sublessee of liability under this First Amendment, but shall in no way alter or otherwise affect the Existing Sublease.  Sublessor and Sublessee agree that the Consent to Amendment shall be reasonably acceptable insofar as the terms and conditions thereof are consistent with the Sublease Consent.

(e)

Definitions and Headings.  Capitalized words and terms used in this First Amendment and not otherwise defined herein shall have the same meanings as ascribed to them in the Existing Sublease.  The Section and paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this First Amendment.

(f)

Brokers.  Sublessor and Sublessee represent and warrant to each other that, except for CBRE, Inc. as representative for both Sublessor and Sublessee (the “Broker”), they have had no conversation or negotiations with any broker concerning this First Amendment. Sublessor shall compensate Broker pursuant to a separate contract between Sublessor and Broker.  Each of Sublessor and Sublessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

(g)	Authority. Each party to this First Amendment represents that its signatory has the authority to execute and deliver this First Amendment (and all documents reasonably required in connection herewith, including the Consent to Amendment) on behalf of the party hereto for which such signatory is acting.
(h)

Counterpart Execution. This First Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided all parties are furnished a copy or copies thereof reflecting the signature of all parties.  Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this First Amendment shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of this First Amendment by email transmission shall in all events deliver to the other party an original signature promptly upon request.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this First Amendment as of the date(s) set forth adjacent to their signatures below and such date (or the later date if there is more than one) shall be inserted at the beginning of this First Amendment as the Effective Date.

SUBLESSOR:

ALIBABA GROUP (U.S.) INC.,

a Delaware corporation

By:	/s/ Mona Yu
Print Name:	Mona Yu
Title:	RAM-NA
Date:	April 6, 2021

SUBLESSEE:

OOMA, INC.,

a Delaware Corporation

By:	/s/ Eric Stang
Print Name:	Eric Stang
Title:	CEO
Date:	April 1, 2021